UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 20, 2005

Safety Components International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

41 Stevens Street, Greenville, South Carolina 29605

(Address, Including Zip Code, of Principal Executive Offices)

(864) 240-2600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 20, 2005, Safety Components International, Inc. (the “Company”), the Company’s wholly-owned subsidiaries Automotive Safety Components International, Inc. and Safety Components Fabric Technologies, Inc. (the “Subsidiaries”) and Daniel D. Tessoni entered into an Indemnification Agreement. As previously reported, Mr. Tessoni was elected to the Company’s Board of Directors on May 3, 2005. Under the Indemnification Agreement, the Company and the Subsidiaries will indemnify Mr. Tessoni if he is involved in any civil, criminal, administrative, investigative, regulatory or enforcement action by reason of his service as a member of the Board of Directors, including proceedings by or in the right of the Company and the Subsidiaries, against certain expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Mr. Tessoni in connection with such actions, subject to certain exceptions. In addition, the Company and the Subsidiaries agreed to advance certain expenses incurred by Mr. Tessoni in defending any such action. The Indemnification Agreement, which is substantially the same as the indemnification agreements entered into by the Company and the Subsidiaries with other directors of the Company, is in the form filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safety Components International, Inc.
By:	/s/ Brian P. Menezes
	Name:	Brian P. Menezes
	Title:	Vice President and Chief Financial Officer

Date: May 24, 2005